Exhibit 99.A

Exhibit A

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13G with respect to the Ordinary Shares, with par value US$0.00001 per share, of Lentuo International Inc., dated as of February 11, 2011, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: February 11, 2011

Hetong Guo

	By:	/s/ Hetong Guo
Name: Hetong Guo

Modern Cyber International Limited

	By:	/s/ Hetong Guo
Name: Hetong Guo
Title: Chairman